                                [CONECTIV LOGO]

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) set forth in the Offer to Purchase, dated May 11, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") by Conectiv, a Delaware corporation (the "Company"), to purchase up to 14,000,000 shares of its Common Stock, par value $0.01 per share (the "Shares") (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 23, 1998 (the "Rights Agreement"), between the Company and Conectiv Resource Partners, Inc., as the Rights Agent), at a price not greater than $25.50 nor less than $23.50 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions contained in the Offer to Purchase.

     Although the Company is not offering to purchase shares of Class A Common Stock ("Class A Common Stock"), as a result of the Offer, holders of Class A Common Stock may elect, in accordance with the terms of the Restated Certificate of Incorporation of the Company and the Rights Agreement, to convert each share of Class A Common Stock (and associated preferred stock purchase rights issued pursuant to the Rights Agreement) into 1.59997 Shares (and 1.59997 associated Rights) and to tender such Shares (and associated Rights) pursuant to the Offer; provided, however, that any such election and conversion will be effective only with respect to such Shares (and associated Rights) as are actually accepted for purchase by the Company pursuant to the Offer.

     The Offer will expire at 12:00 Midnight, New York City time, on Tuesday, June 8, 1999, unless the Offer is extended (as it may be extended, the "Expiration Date"). As described in the Offer to Purchase, if you desire to tender Shares, including Shares issuable upon conversion of shares of Class A Common Stock and (1) certificates for your Shares or certificates for Class A Common Stock cannot be delivered to the Depositary (as defined below) prior to the Expiration Date; or (2) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or
(3) the Letter of Transmittal and all other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may effect a tender of your Shares by following the procedures described in Section 3 of the Offer to Purchase, including completion of the Notice of Guaranteed Delivery. See Section 3 of the Offer to Purchase.

     IF TENDER IS NOT BEING MADE IN THE METHOD SET FORTH ABOVE, THEN THIS FORM NEED NOT BE COMPLETED.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

             By Mail:                  By Facsimile Transmission:       By Hand or Overnight Courier:
                                             (212) 815-6213
Reorganization Services Department                                    Reorganization Services Department
           P.O. Box 10                     Confirm Facsimile                  101 Barclay Street
  Newark, New Jersey 07101-0010             Transmission by               Receive and Deliver Window
                                       Telephone: (212) 815-6173           New York, New York 10286

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares, including Shares issuable upon conversion of shares of Class A Common Stock of the Company, listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The undersigned understands that a tender of Shares will include a tender of the associated Rights and that no separate consideration will be paid for such Rights. For a description of the Rights, see Section 8 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

   NUMBER OF SHARES:                      Name(s) (Please Print):
                                          ----------------------------------------------------------------------
                                          ----------------------------------------------------------------------
   ------------------------------------   ----------------------------------------------------------------------
                                          Address(es):
                                          -----------------------------------------------------------
                                          ----------------------------------------------------------------------
                                          ----------------------------------------------------------------------
                                          ----------------------------------------------------------------------
                                          (INCLUDING ZIP CODE)
   CERTIFICATE NOS: (IF AVAILABLE)
   ------------------------------------   ----------------------------------------------------------------------
                                          (SIGNATURE(S))
   [ ] Check here if Shares will be tendered by book-entry transfer and complete the following:
   Name of Tendering Institution:
   -------------------------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------------------
   (AREA CODE AND TELEPHONE NUMBER)
   Account No.: ---------------------

   NUMBER OF SHARES OF                    Name(s) (Please Print):
   CLASS A COMMON STOCK:                  ----------------------------------------------------------------------
                                          ----------------------------------------------------------------------
   ------------------------------------   ----------------------------------------------------------------------
                                          Address(es):
                                          -----------------------------------------------------------
   NUMBER OF SHARES ISSUABLE UPON
   CONVERSION OF SHARES OF CLASS A        ----------------------------------------------------------------------
   COMMON STOCK                           ----------------------------------------------------------------------
                                          ----------------------------------------------------------------------
   ------------------------------------   ----------------------------------------------------------------------
                                          (INCLUDING ZIP CODE)
   CERTIFICATE NOS: (IF AVAILABLE)
   ------------------------------------   ----------------------------------------------------------------------
                                          (SIGNATURE(S))
   [ ] Check here if Shares issuable upon conversion of shares of Class A Common Stock will be tendered by book-
       entry transfer and complete the following:
   Name of Tendering Institution:
   -------------------------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------------------
   (AREA CODE AND TELEPHONE NUMBER)
   Account No.: ---------------------

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

                 PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES,
             INCLUDING SHARES ISSUABLE UPON CONVERSION OF SHARES OF
                    CLASS A COMMON STOCK, ARE BEING TENDERED

      CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS
                 CHECKED, THERE IS NO PROPER TENDER OF SHARES.

--------------------------------------------------------------------------------

           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

[ ] The undersigned wants to maximize the chance of having Conectiv purchase all the Shares, including Shares issuable upon conversion of shares of Class A Common Stock, the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares, including Shares issuable upon conversion of shares of Class A Common Stock, and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will result in receiving a price per Share as low as $23.50 or as high as $25.50.

              ---------------------------------------------------

                                       OR

              ---------------------------------------------------

         SHARES, INCLUDING SHARES ISSUABLE UPON CONVERSION OF SHARES OF CLASS A COMMON STOCK, TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX UNDER "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER" ABOVE, the undersigned hereby tenders Shares, including Shares issuable upon conversion of shares of Class A Common Stock, at the price checked. This action could result in none of such Shares being purchased if the Purchase Price for such Shares is less than the price checked. A stockholder who desires to tender Shares, including Shares issuable upon conversion of shares of Class A Common Stock, at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. THE SAME SUCH SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE. If more than one box is checked, or if no box is checked, there is no valid tender of such Shares.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES, INCLUDING SHARES ISSUABLE UPON CONVERSION OF SHARES OF CLASS A COMMON STOCK, ARE BEING TENDERED:

[ ]  $23.50    [ ]  $24.00    [ ]  $24.50    [ ]  $25.00    [ ]  $   25.50
[ ]  $23.625   [ ]  $24.125   [ ]  $24.625   [ ]  $25.125
[ ]  $23.75    [ ]  $24.25    [ ]  $24.75    [ ]  $25.25
[ ]  $23.875   [ ]  $24.375   [ ]  $24.875   [ ]  $25.375

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

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees (i) that the above-named person(s) has a "net long position," within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, in the Shares, including Shares issuable upon conversion of shares of Class A Common Stock, being tendered, (ii) that such tender of Shares, including Shares issuable upon conversion of shares of Class A Common Stock, complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above the certificates for all tendered Shares, including Shares issuable upon the conversion of Shares of Class A Common Stock, tendered hereby, in proper form for transfer (or Book Entry Confirmation (as defined in the Offer to Purchase)), together with a properly completed and duly executed Letter of Transmittal (or manually signed copy thereof) and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange, Inc. trading days after the date hereof. Holders whose Shares, including Shares issuable upon conversion of shares of Class A Common Stock, are Direct Registration Shares need not deliver certificates for such Shares or comply with the procedures for book-entry transfer; however, such holders must complete the box captioned "Direct Registration Shares" in the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

-----------------------------------------------    -----------------------------------------------
Name of Firm                                       Authorized Signature

-----------------------------------------------    -----------------------------------------------
Address                                            Name

-----------------------------------------------    -----------------------------------------------
City, State, Zip Code                              Title

-----------------------------------------------
Area Code and Telephone Number

Dated:

----------------------------------------- ,
  1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR SHARES OF CLASS A COMMON STOCK WITH
                                   THIS FORM.
         YOUR CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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